First Amended and Restated
                            Articles of Incorporation
                                       of
                               RTIN HOLDINGS, INC.
                (formerly, Restaurant Teams International, Inc.)
                                the "Corporation

                                       I.

A. These First Amended aid Restated Articles of Incorporation make the following amendments, each of which has been effected in conformity with the provisions of the Texas Business Corporation Act, as amended:

     1. Article One of the Articles of Incorporation is amended to read as follows in its entirety:

                                   Article One

The name of the Corporation is RTIN Holdings, Inc.

     2. Article Four of the Articles of Incorporation is amended to read as follows in its entirety:

                                  Article Four

     One share of Common Stock, par value $.O1 per share, of the Corporation shall be issued for each 50 shares of Common Stock, par value $.01 per share, of the Corporation issued and outstanding as of the date hereof.

     The aggregate number of shares which the Corporation shall have authority to issue is fifty million (50,000,000) shares, consisting of twenty-five million (25,000,000) shares of Common Stock, par value $0.50 per share, and twenty-five million (25,000,000) shares of Preferred Stock, par value $0.01 per share. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

     The Preferred Stock may be issued from time to time in one or more series. The terms of a series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a series shall specify all or such of the rights or preferences of such series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such series shall be entitled to preference or priority over any other series of stock of the Corporation with respect to payment of dividends;
     (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such series; (e) the amount which the shares of such series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

     Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of a series of Preferred Stock, the Common Stock shall (a) have the exclusive voting power of the Corporation; (b) entitle. the holders thereof to the voting right described herein at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holders thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

B. The foregoing amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on December 6, 2001.

C. The number of shares outstanding, the number of shares entitled to vote, and the number of shares voted for and, against the foregoing amendments by each class of outstanding security is:

                                           Number of Common Shares:
                         -------------------------------------------------------

                                         Entitled to     Voting        Voting
                         Outstanding        Vote           For         Against
                         -----------     -----------   -----------   -----------
Change of Name            50,000,000      50,000,000    46,688,631        85,000
Reverse Split             50,000,000      50,000,000    35,280,323    11,437,220
Increase in Capital       50,000,000      50,000,000    35,095,793    11,590,528

D. The shares of Common Stock issued and outstanding as of the date of thus amendment will be exchanged for new shares of Common Stock as the same are presented for transfer or upon request of the record shareholder thereof. Fractional shares shall be rounded to the nearest whole share.

E. The stated capital of the Corporation is decreased from $750,000 to $500,000 as a result of this amendment.

                                       II.

These First Amended and Restated Articles of Incorporation accurately copies the Articles of Incorporation and all amendments thereto that are in effect to the date hereof and as further amended by these First Amended and Restated Articles of Incorporation and contains no other change in any provision except that the number of directors and names and addresses of the persons now serving as directors have been inserted in lieu of similar information concerning the initial board of directors and the name and address of the incorporator have been omitted.

                                      III.

The text of the entire First Amended and Restated Articles of Incorporation of the Corporation is:



                                   ARTICLE ONE
                                   -----------

The name of the corporation is "RTIN Holdings, Inc."

                                   ARTICLE TWO
                                   -----------

The period of its duration is perpetual.

                                  ARTICLE THREE
                                  -------------

The corporation is organized for the purpose of engaging in any lawful act, activity and/or business for which a corporation may be organized under the Act.

                                  ARTICLE FOUR
                                  ------------


     One new share of Common Stock, par value $.01 per share, of the Corporation shall be issued for each 50 shares of Common Stock, par value $.O1 per share, of the Corporation authorized or issued and outstanding as of December 17, 2001.

     The aggregate number of shares which the Corporation shall have authority to issue is fifty million (50,000,000) shares, consisting, of twenty-five million (25,000,000) shares of Common Stock, par value $0.01 per share, and twenty-five million (25,000,000) shares of Preferred Stock, par value $0.01 per share. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

     The Preferred Stock may be issued from time to time in one or more series. The terms of a series, including all nights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a series shall specify all or such of the rights or preferences of such series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such series shall be entitled to preference or priority over any other series of stock of the Corporation with respect to payment of dividends;
     (c) the teens and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such series; (e) the amount which the shares of such series shall be entitled to receive, if any, hi the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such series in addition to those granted herein; (h) the status as to reissuance or sae of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary; of any other series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

     Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of a series of Preferred Stock, the Common Stock shall (a) have the exclusive voting power of the Corporation; (b) entitle the holders thereof to the voting right described herein at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holders thereof on such record dates as are determined, fiom time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors

                                  ARTICLE FIVE
                                  ------------

     No shareholder shall have any preemptive rights to acquire unissued or treasury shares of the corporation.

                                   ARTICLE SIX
                                   -----------


     No shareholder shall be entitled to cumulate his votes at any election of the directors of the corporation.

                                  ARTICLE SEVEN
                                  -------------


     The corporation will not commence business until it has received for the issuance of its shares consideration equal to or exceeding the value of $1,000.00, consisting of money, labor done, or property actually received.



                                  ARTICLE EIGHT
                                  -------------

     The address of its initial registered office is 2804 Judson Road, Longview, Texas 75601. The name of its initial registered agent at such address is Stanley
L. Swanson.



                                  ARTICLE NINE
                                  ------------

The name and address of each director is:

                       Stanley L. Swanson
                       2804 Judson Road
                       Longview, Texas 75601

                       Curtis A. Swanson
                       2804 Judson Road
                       Longview, Texas 75601

                       Owen Gilbert
                       2804 Judson Road
                       Longview, Texas 75601

                       Ann E. Rau
                       71092 Riverside Drive
                       Covington, Louisiana 70433

                                   ARTICLE TEN
                                   -----------

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent a statute of the State of Texas expressly precludes elimination or limitation of such personal liability. Any repeal or modification on this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time of the repeal or modification.

                                 ARTICLE ELEVEN
                                 --------------

     Any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting fort the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to j take such action at a meeting at which the holders of all shares entitled to vote on the action were present and vote.

Executed this 7th day of December 2001.
RTIN Holdings, Inc.

By: Curtin A. Swanson
    -----------------
    Curtis A. Swanson
    President

Corporations Section                                          Gwyn Shea
P.O.Box 13697                                                 Secretary of State
Austin, Texas 78711-3697

                        Office of the Secretary of State

                            CERTIFICATE OF CORRECTION

                                       OF

                               RTIN HOLDINGS, INC.
                                    137154300


The undersigned, as Secretary of State of Texas, hereby certifies that Articles of Correction have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Correction.

Dated: 01 /24/2002

Effective: 01/24/2002






                                                  /s/ Gwyn Shea
                                                  -------------
[SEAL OMITTED]                                    Gwyn Shea
                                                  Secretary of State



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